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                                                                   Exhibit 10.25

                    FORM OF ADMINISTRATIVE SERVICES AGREEMENT
                                 BY AND BETWEEN
                  CORRECTIONAL MANAGEMENT SERVICES CORPORATION
                                       AND
              JUVENILE AND JAIL FACILITY MANAGEMENT SERVICES, INC.

         THIS ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is made and entered into as of the ___ day of _________, 199_, by and between Correctional Management Services Corporation, a Tennessee corporation (the "Company") and Juvenile and Jail Facility Management Services, Inc., a Tennessee corporation (the "Service Company").

                                    RECITALS:

         A. The Company is a corporation duly organized and validly existing under the laws of the State of Tennessee and engaged in the business of operating and managing correction and detention facilities for both private prison owners and government entities.

         B. The Service Company is a corporation duly organized and validly existing under the laws of the State of Tennessee and engaged in the business of operating and managing correction and detention facilities for government entities.

         C. The Company and the Service Company desire that the Company undertake the duties and responsibilities hereinafter set forth on behalf of and subject to the supervision of the Board of Directors of the Service Company (the "Board").

         D. The Company also desires to grant to the Service Company the non-exclusive right to the use of the "Service Mark and Trade Name" (as defined hereinafter) in connection with the performance of such duties;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Company and the Service Company hereby agree as follows:

         1.       Duties of the Company.

                  (a) General. The Company shall perform each of the duties set forth in this Agreement and shall have the authority to take all actions and to execute all documents and instruments that it deems necessary or advisable in connection with the management of the Service Company and the fulfillment of its duties as set forth herein, subject in each matter to the supervision of the Board and the investment policies of the Service Company, and, as appropriate, to the prior approval of the Board.

                  (b) General Administrative Duties. The Company shall perform, or supervise the performance of, the necessary administrative functions in the day-to-day management of the Service


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Company and its operations, including, without limitation, internal and external financial reporting, property accounting, shareholder relations, supervision of stock registrar and transfer services and other necessary services, all in a manner consistent with the Service Company's current practice, subject to changes approved by the Board.

                  (c) Agency. The Company shall act as agent of the Service Company in making, disbursing and collecting the Service Company's funds, paying the debts and fulfilling the obligations of the Service Company, handling, prosecuting and settling any claims of, or against, the Service Company, the Board, holders of the Service Company's securities or the Service Company's representatives or properties.

                  (d) Office and Personnel. The Company shall maintain on behalf of the Service Company such office space, equipment and personnel, including officers and employees of the Company, as it deems necessary or advisable in connection with the management and operations of the correctional and detention facilities managed by the Service Company and the fulfillment of the Company's duties as set forth herein.

                  (e) Bank Accounts. The Company may establish one or more bank accounts in the name of each of the Service Company or its own name and may deposit into and disburse from such accounts any monies on behalf of the Service Company, and the Company shall as requested by the Board render appropriate accountings to the Board of such deposits and disbursements.

                  (f) Books And Records. The Company shall maintain all accounting and reporting systems, books and records of the Service Company, including books of account and records relating to services performed by the Company, in form and quality at least equivalent to the Service Company's current practice, and shall make such books and records accessible for inspection by the Board at any time during ordinary business hours.

                  (g) Reports, Etc. The Company shall prepare, or cause to be prepared, all reports and other communications to the holders of the Service Company's securities, including, without limitation, proxy solicitation materials, and all tax returns and any other reports or other materials to be filed with any governmental body or agency, and shall prepare, or cause to be prepared, all materials and data necessary to complete such reports and other materials including, without limitation, an annual audit of the Service Company's books of account.

                  (h) Financing And Securities Issuances. The Company shall provide services to the Service Company in connection with negotiations by the Service Company with investment banking firms, securities brokers or dealers and other institutions or investors in connection with the sale of securities of the Service Company and the securing of loans for the Service Company, provided, however, that the Company shall not share in any fees paid by the Service Company to third parties for such services.



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                  (i) Additional Services. The Company shall perform such
additional services as from time to time may be requested by the Board and agreed to by the Company, provided, however, that nothing herein shall require the Company to agree to any such request or to perform any additional services to which it has not previously agreed.

                  (j) License. The Company shall enter into a separate agreement with the Service Company in which the Company shall grant to the Service Company the non-exclusive right to the use of the service mark and trade name "Corrections Corporation of America", its abbreviation "CCA", and the logo and/or designs incorporating the same with respect to, and only with respect to, the correction and detention facilities operated by the Company.

         2.       Compensation.

                  (a) Management Fee. For and in consideration of the Company's performance of its duties under this Agreement, and the granting of the license described in subparagraph (j) of Section 1, the Service Company shall pay to the Company, no later then the tenth (10th) day following the first (1st) day of each calendar quarter, a management fee equal to two hundred fifty thousand dollars ($250,000) per month. Such management fee shall be escalated annually at the rate of four percent (4.0%) per annum.

                  (b) Payment for Additional Services. If the Board shall request the Company to render services to the Service Company other than those required to be rendered by the Company hereunder, such additional services, if performed, shall be compensated separately on terms to be agreed upon from time to time between the Company and the Service Company.

                  (c) Reimbursable Expenses. If the Company pays on behalf of the Service Company interest expense, regulatory filing fees, legal and accounting fees or other similar expenses, it shall be entitled to reimbursement by the Service Company therefor.

         3.       Termination; Term.

                  (a) Termination. Notwithstanding any other provision to the contrary, this Agreement may be terminated with or without cause by either party upon 30 days written notice to the other. In the event of termination of this Agreement, the Company will cooperate with the Service Company and take all reasonable steps requested to assist the Board in making an orderly transition of the management function.

                  (b) Term. This Agreement shall continue in force for an initial term beginning on the date hereof and ending on December 31, 2004, and shall be renewable upon agreement of the Company and the Service Company annually thereafter.




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         4.       Miscellaneous Provisions.

                  (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. Any modification or amendment of this Agreement shall be in writing executed by each of the parties.

                  (b) Assignment. This Agreement may not be assigned by either party except with the written consent of the other.

                  (c) Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of that term or provision to persons or circumstances other than those as to which the term or provision is held invalid or unenforceable, shall not be affected thereby, and each term or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

                  (d) Notices. Any notices and other communications to be given by any party hereunder shall be in writing delivered at the address of the respective party set forth on the signature page hereof, or at such other address as a party shall have specified to the other party in writing as the address for notices hereunder. Any such notice or other communication shall be deemed to have been given when personally delivered or one business day after being forwarded by overnight courier or five days after being sent by registered or certified United States mail, postage prepaid.

                  (e) Headings. The section headings used herein have been inserted for convenience of reference only and shall not be considered in interpreting this Agreement.

                  (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without giving effect to the principles of conflict of laws thereof.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto on separate counterparts; all such counterparts shall together constitute but one and the same instrument.



                         [signatures on following page]



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         IN WITNESS WHEREOF, the Company and the Service Company have executed this Agreement as of the day and year first above written.

                                      COMPANY:

                                      CORRECTIONAL MANAGEMENT SERVICES
                                      CORPORATION, a Tennessee corporation


                                      By:_______________________________________

                                      Its:______________________________________


                                      SERVICE COMPANY:


                                      JUVENILE AND JAIL FACILITY MANAGEMENT
                                      SERVICES, INC., a Tennessee corporation


                                      By:_______________________________________

                                      Its:______________________________________







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